UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 11, 2023
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 11, 2023, the Board of Directors (the “Board”) of Carrols Restaurant Group, Inc. (the “Company”) appointed Deborah M. Derby as President and Chief Executive Officer of the Company, effective May 1, 2023 (the “Effective Date”). Ms. Derby will succeed Paulo A. Pena, the Company’s former President and CEO who passed away unexpectedly on December 31, 2022, and Anthony Hull, the Company’s interim President and Chief Executive Officer, who will continue to serve as the Company’s Vice President, Chief Financial Officer and Treasurer of the Company after the Effective Date. Ms. Derby, who has served as an independent member of the Company’s Board of Directors since June 2018, will continue to serve as a director of the Company, but as of April 11, 2023 no longer serves as a Chair or a member of any of the Board’s committees.

Ms. Derby, age 59, most recently served as the Chief Administrative Officer of The Children’s Place, a children’s specialty apparel retailer, from July to December 2021. From April 2016 until June 2020, Ms. Derby was the President of Horizon Group USA, Inc., a privately held wholesaler of craft components and activity kits. Prior to being named President, and after stepping down in June 2020, Ms. Derby served as a consultant to Horizon Group USA from November 2015 to March 2016 and from July to September 2020, respectively. Prior to that, Ms. Derby had an almost 15-year career at Toys “R” Us, Inc., where she served in a variety of senior executive positions including Vice Chairman, Executive Vice President, Chief Administrative Officer and President of Babies “R” Us. Ms. Derby has served as a director of Henry Schein, Inc. (Nasdaq: HSIC) since February 2021. She also served as a director of the Vitamin Shoppe, Inc. (NYSE: VSI) from 2012 to December 2019. Ms. Derby does not have any relationships or transactions with the Company that would be required to be reported pursuant to Item 401(d) or Item 404(a) of Regulation S-K.

On April 12, 2023, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Derby. The Employment Agreement provides that Ms. Derby will receive an annual base salary of $650,000 that may be increased annually at the sole discretion of the Compensation Committee of the Board and will participate in the Company’s executive bonus plan (the “Executive Bonus Plan”) with a target bonus percentage of 100% of her annual base salary. Pursuant to the Employment Agreement, on the Effective Date, Ms. Derby will receive a grant of 417,320 shares of restricted stock (the “Restricted Stock Award”) under the Company’s 2016 Stock Incentive Plan, as amended (the “2016 Plan”), which is equivalent to 450,000 shares of restricted stock less the pro rata portion through the Effective Date of the 49,020 shares of restricted stock which were granted to Ms. Derby in January 2023 as a director, with 34% of the shares under the Restricted Stock Award vesting on May 1, 2024 and 33% of the shares vesting on each of January 15, 2025 and January 15, 2026. In addition, Ms. Derby will receive 450,000 performance-based restricted stock units under the 2016 Plan on July 1, 2023 (the “Performance Stock Award”), subject to Ms. Derby’s continued employment with the Company on such date, the approval at the 2023 Annual Meeting of the Stockholders of the Company of an amendment to the 2016 Plan to increase the number of shares of common stock available for issuance under the plan and the terms of the applicable award agreement. The Performance Stock Award will vest upon the Company’s achievement of compounded organic adjusted EBITDA growth over a three-year period beginning January 2, 2023 above the Company's 2022 actual adjusted EBITDA subject to the terms of the award agreement as follows:

Performance Level	Organic Adjusted EBIDTA Achievement	Payout (% of Target PSUs)
Below Threshold	<$75,000,000	None
Threshold	$75,000,000	25%
Intermediate	$79,100,000	50%
Target	$83,600,000	100%
Maximum	$114,000,000	200%

Payouts will be linearly interpolated for EBITDA achievement between levels once the threshold has been achieved.

The Employment Agreement also provides that Ms. Derby will receive a stipend of $265,000 (the “Stipend”) in lieu of any moving, temporary housing or other similar cost, expense or compensation loss she may incur, with one-half of the Stipend to be paid within 30 days of the Effective Date and the remainder being paid on or about November 1, 2023, less applicable taxes and withholdings. In the event that Ms. Derby voluntarily terminates her employment with the Company on or before May 1, 2024, she will be required to reimburse the Company the entire amount of the Stipend, less any taxes paid on the Stipend, and if Ms. Derby voluntarily terminates her employment after May 1, 2024 but on or before May 1, 2025, she will be required to reimburse the Company one-half of the amount of the Stipend, less any taxes paid on the Stipend.

The Employment Agreement further provides that if within one year following a Change of Control (as defined in the Employment Agreement), Ms. Derby's employment is terminated by the Company or Carrols Corporation (“Carrols Corporation”) (or any successor to the Company or Carrols Corporation after the Change of Control) without Cause (as defined in the Employment Agreement) or by Ms. Derby for Good Reason (as defined in the Employment Agreement), then Ms. Derby will be entitled to receive (a) thirty (30) days after such termination of employment, Ms. Derby's accrued but unpaid base salary, any unreimbursed businesses expenses and any unused vacation time which has accrued during the year in which her employment is terminated, in each case as of the date of termination, (b) any accrued and unpaid annual bonus under the Executive Bonus Plan with respect to any prior year at such time as provided under the Executive Bonus Plan but in no event later than the March 15 of the calendar year following the calendar year in which her employment terminates; (c) any other amounts or benefits owing to Ms. Derby under the terms of any employee benefit plan of the Company or, in the case of equity-based compensation awards, under the terms of the equity award plan or applicable award agreement; (d) any amounts Ms. Derby may be entitled to pursuant to the Company’s deferred compensation plan (the “Deferred Compensation Plan”), (e) a lump sum payment in an amount equal to the product of 18 and Ms. Derby's monthly base salary at the then current rate and (f) an amount equal to the aggregate annual bonus payment under the Company’s Executive Bonus Plan for the year in which Ms. Derby incurs a termination of employment to which Ms. Derby would otherwise have been entitled had her employment not been terminated. The Employment Agreement also provides that if prior to a Change of Control or more than one year after a Change of Control, Ms. Derby's employment is terminated by the Company or Carrols Corporation without Cause or by Ms. Derby for Good Reason, then Ms. Derby will be entitled to receive (i) thirty (30) days after such termination of employment, Ms. Derby's accrued but unpaid base salary, any unreimbursed businesses expenses and any unused vacation time which has accrued during the year in which her employment is terminated, in each case as of the date of termination, (ii) any accrued and unpaid annual bonus under the Executive Bonus Plan with respect to any prior year at such time as provided under the Executive Bonus Plan but in no event later than the March 15 of the calendar year following the calendar year in which her employment terminates; (iii) any other amounts or benefits owing to Ms. Derby under the terms of any employee benefit plan of the Company or, in the case of equity-based compensation awards, under the terms of the equity award plan or applicable award agreement; (iv) any amounts Ms. Derby may be entitled to pursuant to the Deferred Compensation Plan, (v) a payment in an amount equal to one year’s base salary at the then current rate and (vi) an amount equal to the pro rata portion of the aggregate annual bonus payment under the Company’s Executive Bonus Plan for the year in which Ms. Derby incurs a termination of employment to which Ms. Derby would otherwise have been entitled had her employment not been terminated, provided that Ms. Derby's right to receive any such payment or payments in subsection (v) and (vi) immediately above would terminate, and Ms. Derby would be obligated to return any such payment or payments previously received, if Ms. Derby, directly or indirectly, commences employment with, or serves as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of, or consultant, advisor or independent contractor to, a Competitor (as defined in the Employment Agreement) within 12 months of the termination of her employment. The Employment Agreement further provides that if Ms. Derby's employment is terminated by Ms. Derby without Good Reason or by the Company or Carrols Corporation for Cause or due to death or Disability (as defined in the Employment Agreement), Carrols Corporation (or any successor thereto) shall pay to Ms. Derby (1) thirty (30) days after such termination of employment, Ms. Derby's accrued but unpaid base salary, any unreimbursed businesses expenses and any unused vacation time which has accrued during the year in which her employment is terminated, in each case as of the date of termination, (2) any accrued and unpaid annual bonus under the Executive Bonus Plan with respect to the any prior year at such time as provided under the Executive Bonus Plan but in no event later than the March 15 of the calendar year following the calendar year in which her employment terminates, (3) solely with respect to Ms. Derby's termination for death or Disability, a pro-rata portion of any annual bonus payable under the Executive Bonus Plan for the year she dies or suffers a Disability payable no later than the March 15 of the calendar year following the calendar year in which her employment terminates, (4) any other amounts or benefits owing to Ms. Derby under the terms of any employee benefit plan of the Company or, in the case of equity-based compensation awards, under the terms of the equity award plan or applicable award agreement, and (5) any amounts the Executive may be entitled to pursuant to the Deferred Compensation Plan.

In addition, the Employment Agreement provides that if Ms. Derby's employment is terminated by Carrols Corporation or the Company for any reason other than Cause or by Ms. Derby for Good Reason, she shall be entitled to elect to receive continued medical, dental and vision benefits under the same benefit plans as in effect for active executive officers of the Company for Ms. Derby and her spouse, dependents and beneficiaries eligible for coverage under such plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), for a period of eighteen (18) months, subject to payment by Ms. Derby of the premiums charged to former employees of the Company pursuant to 4980B of the Code for continued benefit coverage for former employees and their eligible spouses, dependents and beneficiaries under such plans. Thereafter, the Company shall pay Ms. Derby an amount necessary for her to acquire such benefits under equivalent plans from an independent provider, net of the amount she would otherwise be required to pay under the preceding. The continued medical, dental and vision benefits do not extend beyond December 31 of the year in which Ms. Derby turns 65 years old and shall terminate if, at any time after the date of termination of her employment, Ms. Derby is employed by or is otherwise affiliated with a party that offers her substantially comparable medical, dental and vision benefits.

The Employment Agreement also provides that (i) during Ms. Derby's employment with Carrols Corporation and for a period of twelve months thereafter, she will not, directly or indirectly, commence employment with, or serve as an owner, operator, manager, director, partner, member or stockholder (other than as a stockholder of not more than two percent (2%) of any class of securities registered under Section 12 of the Exchange Act) of, or consultant, advisor or independent contractor to, any business or organization that is a Competitor within the United States and (ii) during Ms. Derby's employment with Carrols Corporation and for a period of two (2) years following termination of her employment, she will not solicit or employ any management-level employee who was employed by the Company or any of its subsidiaries within six months prior to the termination of her employment, in any business in which she has a material interest, direct or indirect, including, without limitation, as an owner, operator, manager, officer, director, partner, member, stockholder, consultant, advisor or independent contractor, subject to certain exceptions set forth in the Employment Agreement.

On April 13, 2023, the Company issued a press release announcing the appointment of Ms. Derby as President and Chief Executive Officer of the Company, the entire text of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Carrols Restaurant Group, Inc. Press Release, dated April 13, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary